UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2008

MONSTER WORLDWIDE, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-21571	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)  At the 2008 Annual Meeting of Stockholders of Monster Worldwide, Inc. (the “Company”) held on June 3, 2008, the Company’s stockholders approved the Monster Worldwide, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) and the Monster Worldwide, Inc. Executive Incentive Plan (the “Incentive Plan” and, together with the 2008 Plan, the “Plans”).  The Company’s Board of Directors (the “Board”) had previously adopted the Plans, subject to stockholder approval.  For a description of the Plans, see the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2008.  Copies of the 2008 Plan and the Incentive Plan are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.  The form of Restricted Stock Agreement, Restricted Stock Unit Agreement, Non-Employee Director Restricted Stock Agreement for initial grants of restricted stock and Non-Employee Director Restricted Stock Agreement for annual grants of restricted stock which evidence the grant of awards under the 2008 Plan are attached hereto as Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively.

Additionally, in connection with the approval of the 2008 Plan, the Board approved an amendment to the Company’s 1999 Long Term Incentive Plan (the “1999 LTIP”) to provide that no further grants will be permitted under the 1999 LTIP on or after June 3, 2008.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	10.1	Monster Worldwide, Inc. 2008 Equity Incentive Plan (Incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8 filed June 5, 2008)
	10.2	Monster Worldwide, Inc. Executive Incentive Plan
	10.3	Form of Monster Worldwide, Inc. Restricted Stock Agreement
	10.4	Form of Monster Worldwide, Inc. Restricted Stock Unit Agreement
	10.5	Form of Monster Worldwide, Inc. Non-Employee Director Restricted Stock Agreement for initial grants of restricted stock
	10.6	Form of Monster Worldwide, Inc. Non-Employee Director Restricted Stock Agreement for annual grants of restricted stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Salvatore Iannuzzi
Name:	Salvatore Iannuzzi
Title:	Chairman of the Board, President and Chief Executive
Officer

Date:  June 9, 2008